SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                        VOYAGEUR ASSET MANAGEMENT
                          GREAT HALL - DIRECTORS
                              March 26, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    1. To approve the election of the following individuals to the board of directors of the Company:

                                 T. Geron Bell

    Affirmative       4,596,723,196.220          42.440%           96.855%
    Withhold            149,244,560.780           1.378%            3.145%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                Lucy Hancock Bode

    Affirmative       4,594,958,235.450          42.424%           96.818%
    Withhold            151,009,521.550           1.394%            3.182%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                Leslie H. Garner, Jr.

    Affirmative       4,599,940,194.800          42.470%           96.923%
    Withhold            146,027,562.200           1.348%            3.077%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                Ronald James

    Affirmative       4,599,806,333.380          42.469%           96.920%
    Withhold            146,161,423.620           1.349%            3.080%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                Michael T. Lee

    Affirmative       4,600,024,079.980          42.471%           96.925%
    Withhold            145,943,677.020           1.347%            3.075%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                John A. MacDonald

    Affirmative       4,597,886,796.320          42.451%           96.880%
    Withhold            148,080,960.680           1.367%            3.120%


    TOTAL             4,745,967,757.000          43.818%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                        VOYAGEUR ASSET MANAGEMENT
                          GREAT HALL - DIRECTORS
                              March 26, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

                                H. David Rybolt

    Affirmative       4,600,381,264.910          42.474%           96.932%
    Withhold            145,586,492.090           1.344%            3.068%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                James R. Seward

    Affirmative       4,596,604,290.040          42.439%           96.853%
    Withhold            149,363,466.960           1.379%            3.147%


    TOTAL             4,745,967,757.000          43.818%          100.000%

                                Jay H. Wein

    Affirmative       4,596,650,946.120          42.440%           96.854%
    Withhold            149,316,810.880           1.378%            3.146%


    TOTAL             4,745,967,757.000          43.818%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                        VOYAGEUR ASSET MANAGEMENT
                          GREAT HALL - DIRECTORS
                              March 26, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL    10,831,009,965.830

    VOTED SHARES     4,745,967,757.000

    PERCENT PRESENT             43.818%

                                                            C17